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                                                                   Exhibit 3.33

             Certificate of Amendment to Certificate of Formation
                                      Of
                             AVIS OPERATIONS, LLC

   It is hereby certified that:

1. The name of the limited liability company (hereinafter called the "limited liability company") is

                             AVIS OPERATIONS, LLC

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company's registered agent and registered office and by substituting in lieu thereof the following new statement:

      "The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808."

Executed on June 24, 2002

                                                 /s/ Lynn Feldman
                                                 -------------------------------
                                                 Lynn Feldman, Authorized Person

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                           CERTIFICATE OF FORMATION
                                      OF
                             AVIS OPERATIONS, LLC

1. The name of the limited liability company is Avis Operations, LLC.

2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The Certificate of Formation shall become effective on November 16, 2001.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of this 16th day of November 2001.

                                             /s/ Leigh Elixson
                                             ----------------------------------
                                             Leigh Elixson, Authorized Person